Exhibit 99.1
DigitalGlobe Reports Fourth Quarter and Full Year 2009 Financial Results
Posts Record Fourth Quarter and Full Year Revenue
Longmont, Colorado, February 24, 2010 — DigitalGlobe (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today reported financial results for the fourth quarter and year ended December 31, 2009.
Fourth quarter 2009 revenue was $72.9 million, an increase of 1.0% compared to the same period last year. Fourth quarter net income was $13.8 million or $0.30 per diluted share as compared to net income of $13.8 million or $0.31 per diluted share for the fourth quarter 2008. Fourth quarter 2009 Adjusted EBITDA, a non-GAAP financial measure, was $42.7 million, compared to fourth quarter 2008 Adjusted EBITDA of $43.7 million.
For 2009, the company reported record revenue of $281.9 million, an increase of 2.4% compared to 2008. Net income for 2009 was $47.4 million or $1.06 per diluted share as compared to net income of $53.8 million or $1.22 per diluted share for 2008. Adjusted EBITDA for 2009 was $169.4 million compared to 2008 Adjusted EBITDA of $174.8 million. The definition of Adjusted EBITDA and reconciliation to net income are set forth in this press release.
“I am very pleased with DigitalGlobe’s performance in the fourth quarter. Not only did we deliver record revenue, but we also executed on a number of key milestones, concluding an extraordinary year.” said Jill Smith, Chairman, and Chief Executive Officer. “We delivered growth in all our target business segments, and continued to add significant new capabilities, including WorldView-2, with its unique 8-band imagery and tremendous collection capacity, and expansion of our web services and cloud computing offering. We are confident that the superior collection capability of our constellation and ability to deliver geointelligence to customers with the speed and accuracy that they demand is strengthening DigitalGlobe’s position as the industry leader.”
Ms. Smith continued, “We enter 2010 with strong momentum in all our key markets, and significant revenue visibility due to the important contracts with NGA and other government entities. We look forward to expanding our relationship with NGA under the EnhancedView contract, expected to be awarded later this year, and to strengthening our international defense and intelligence sector as operations are initiated with our Direct Access Program customers over the course of the year. This, together with promising opportunities in the commercial sector, further increases our optimism about DigitalGlobe’s growth outlook.”
Business Highlights
•
WorldView-2, the company’s latest high-resolution satellite, achieved full operational capability on January 4, 2010. WorldView-2 effectively doubles the collection capacity of DigitalGlobe’s constellation to over 500 million square kilometers a year, and offers exciting new capabilities, including unique 8-band multispectral imagery. The company estimates the useful life for WorldView-2 will be approximately 11 years.

•
First Direct Access Program (DAP) customer initiated service for direct tasking and downlink of high-resolution satellite imagery from DigitalGlobe’s constellation during the fourth quarter 2009 and a second customer initiated service in the first quarter 2010. All current DAP customers are expected to be operational by mid-2010.

•	Exited 2009 with a higher second half revenue run-rate than the first half of 2009 for our commercial business, reflecting continued progress in developing and expanding major account relationships.

•
Modified the option portion of the current Service Level Agreement (SLA) with the National Geospatial-Intelligence Agency, or NGA, providing continued access to WV-1 until the EnhancedView procurement process is concluded. The modified option gives NGA the option to extend the current SLA for three months on the same terms, from April 1, 2010 to June 30, 2010 with six additional options, each for a one-month period, through December 31, 2010.

•	Increased ImageLibrary size to over 900 million square kilometers as of December 31, 2009.

Full Year 2010 Outlook
•	Full year 2010 total revenue is expected to be between $330 million and $360 million.

•	Full year 2010 diluted earnings per share are expected to be between $0.25 and $0.55.

•	Full year 2010 Adjusted EBITDA is expected to be between $185 million and $210 million.

•	Capital expenditures for 2010 are expected to be between $30 million and $35 million.
Conference Call Information
DigitalGlobe’s management will host a conference call today at 5:00p.m. ET/ 3:00p.m. MT to discuss its fourth quarter 2009 financial results and 2010 financial outlook.
The conference call dial-in numbers are as follows:
US/Canada dial-in: 866.921.3936
International dial-in: 706.679.9623
Passcode: 54283392
A replay of the call can be accessed by phone at the following number for 30 days following the call:
US/Canada dial-in: 800.642.1687
International dial-in: 706.645.9291
Passcode: 54283392
DigitalGlobe will also sponsor a live and archived webcast of the conference call on its website, www.digitalglobe.com.
About DigitalGlobe
Longmont, Colorado-based DigitalGlobe (http://www.digitalglobe.com) is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense, intelligence, and homeland security applications, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, internet portals and navigation technology.
With our collection sources and comprehensive ImageLibrary (containing more than 900 million square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications.
DigitalGlobe is a registered trademark of DigitalGlobe.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This presentation and other of our reports, filings, and public announcements may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.
Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss or reduction of any of our primary contracts; the loss or impairment of our satellites; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward looking statements.
Non-GAAP Financial Measures
Adjusted EBITDA is a key measure used in internal operating reports by management and the board of directors to evaluate the performance of our operations and is also used by analysts, investment banks and lenders for the same purpose. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are considered non-core or non-recurring in nature.
We believe that the elimination of certain non-cash, non-operating or non-recurring items enables a more consistent measurement of period to period performance of our operations, as well as a comparison of our operating performance to companies in our industry. We believe this measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 or WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellites.
Adjusted EBITDA excludes interest income, expense, net income taxes and loss from early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes non-cash stock compensation expense because these are non-cash expenses and loss on derivative instrument because these items are not related to our primary operations.
We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.
FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.
Consolidated Statements of Operations

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions, except share and per share data)	2008	2009	2008	2009
	(unaudited)
Historical results of operations:
Defense and Intelligence revenue	$55.9	$57.5	$222.4	$231.0
Commercial revenue	16.3	15.4	52.8	50.9

Total revenue	72.2	72.9	275.2	281.9
Cost of revenue excluding depreciation and amortization	8.6	8.9	28.5	31.1
Selling, general and administrative	21.6	23.0	76.1	88.6
Depreciation and amortization	19.3	18.2	75.7	74.4

Income from operations	22.7	22.8	94.9	87.8
Loss from early extinguishment of debt	—	—	—	(7.7)
Loss on derivative instruments	—	—	—	(1.8)
Interest income (expense), net	0.2	—	(3.0)	0.1

Income before income taxes	22.9	22.8	91.9	78.4
Income tax expense	(9.1)	(9.0)	(38.1)	(31.0)

Net income	$13.8	$13.8	$53.8	$47.4

Earnings per Share:
Basic earnings per share	$0.32	$0.32	$1.24	$1.07
Diluted earnings per share	$0.31	$0.30	$1.22	$1.06
Weighted average common shares outstanding
Basic	43,434,251	43,219,134	43,513,506	44,234,019
Diluted	43,979,426	45,599,550	44,100,898	44,859,992

DigitalGlobe, Inc.
Unaudited Reconciliation of GAAP Net Income to Adjusted EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
(in millions)	2008	2009	2008	2009
Net income	$13.8	$13.8	$53.8	$47.4
Depreciation and amortization	19.3	18.2	75.7	74.4
Loss on derivative instrument	—	—	—	1.8
Loss from early extinguishment of debt	—	—	—	7.7
Interest (income), expense net	(0.2)	—	3.0	(0.1)
Income tax expense	9.1	9.0	38.1	31.0
Non-cash stock compensation expense	1.7	1.7	4.2	7.2

Adjusted EBITDA	$43.7	$42.7	$174.8	$169.4

Adjusted EBITDA is not a recognized term under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours.

DigitalGlobe, Inc.
Consolidated Balance Sheets

	As of December 31,
(in millions, except per share data)	2008	2009
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$60.8	$97.0
Restricted cash	2.5	7.3
Accounts receivable, net of allowance for doubtful accounts of $0.9 and $1.2, respectively	44.3	49.7
Accounts receivable from related party	2.5	—
Aerial image library	4.9	—
Prepaid and current assets	5.8	12.0
Income tax receivable	—	3.9
Deferred taxes	24.9	1.7

Total current assets	145.7	171.6
Property and equipment, net of accumulated depreciation of $288.6 and $361.1, respectively	792.9	891.0
Goodwill	8.7	8.7
Intangibles, net of accumulated amortization of $5.4 and $7.2, respectively	3.6	1.8
Aerial image library	—	5.4
Long-term restricted cash	—	16.7
Long-term deferred contract costs	5.7	36.2
Long-term deferred contract costs from related party	15.9	—
Other assets, net	7.7	9.1

Total assets	$980.2	$1,140.5

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$0.7	$4.3
Accounts payable to related party	1.8	—
Accrued interest	3.5	6.2
Other accrued liabilities	20.6	17.9
Other accrued liabilities to related party	2.7	—
Current portion of deferred revenue	28.1	32.8

Total current liabilities	57.4	61.2
Deferred revenue	214.9	239.6
Deferred revenue related party	24.7	—
Deferred lease incentive	6.3	5.4
Long-term debt	230.0	343.5
Long-term debt and accrued interest to related parties	44.6	—
Long-term deferred tax liability	—	11.3

Total liabilities	$577.9	$661.0
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at December 31, 2008 and December 31, 2009	—	—
Common stock; $0.001 par value; 250,000,000 shares authorized; 43,468,941 shares issued and outstanding at December 31, 2008 and 45,122,593 shares issued and outstanding at December 31, 2009	0.2	0.2
Treasury stock, at cost; 21,555 shares at December 31, 2008 and 44,039 December 31, 2009	(0.2)	(0.7)
Additional paid-in capital	467.2	496.0
Accumulated other comprehensive loss	(1.5)	—
Accumulated deficit	(63.4)	(16.0)

Total stockholders’ equity	402.3	479.5

Total liabilities and stockholders’ equity	$980.2	$1,140.5

DigitalGlobe, Inc.
Consolidated Statements of Cash Flows

	For the Year Ended December 31,
(in millions)	2008	2009
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$53.8	$47.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	75.7	74.4
Non-cash recognition of deferred revenue	(25.5)	(26.6)
Non-cash amortization	1.5	5.3
Non-cash stock compensation expense	4.2	7.2
Amortization of debt issuance costs	0.3	—
Write off of debt financing fees	—	5.3
Deferred income taxes	34.7	33.6
Changes in working capital, net of investing activities:
Accounts receivable, net	(3.2)	(2.6)
Accounts receivable from related party	3.0	(0.3)
Income tax receivable	—	(3.9)
Aerial image library	(2.6)	(6.1)
Prepaid and other assets	1.9	(6.3)
Accounts payable	(1.5)	1.5
Accounts payable and accrued liabilities to related parties	(1.1)	3.5
Accrued liabilities	8.1	(5.0)
Deferred contract costs from related party	(10.3)	(15.3)
Deferred revenue	(1.9)	29.1
Deferred revenue related party	6.5	2.1
Deferred lease incentive	0.8	—

Net cash flows provided by operating activities	144.4	143.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(131.8)	(155.9)
Other property, equipment and intangible additions	(10.2)	(10.9)
Increase in restricted cash	(0.1)	(21.5)
Settlements from derivative instrument	(1.4)	(2.8)

Net cash flows used in investing activities	(143.5)	(191.1)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of debt, net of issuance costs	38.5	330.9
Proceeds from initial public offering, net of issuance costs	(2.7)	21.7
Repayment of notes	—	(270.0)
Repurchase of common stock	—	(0.5)
Proceeds from exercise of stock options	1.2	1.9

Net cash flows provided by financing activities	37.0	84.0

Net increase in cash and cash equivalents	37.9	36.2
Cash and cash equivalents, beginning of period	22.9	60.8

Cash and cash equivalents, end of period	$60.8	$97.0

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for income taxes	$2.2	$2.4
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Non-cash items capitalized in construction in progress	$—	$6.8
Changes to non-cash property and equipment accruals, including interest	$10.1	$2.9
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Contacts

Investor Contact:	Media Contact :

Investor Relations Contact:	Media Relations Contact:
Linda Rothemund	Erika Dornaus
Market Street Partners	Racepoint Group
(303) 684-4210	(781) 487-4637
ir@digitalglobe.com	digitalglobe@racepointgroup.com
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